SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                     FORM 8-K
                                  CURRENT REPORT



      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report:  June 23, 1995
                         (Date of Earliest Event Reported)




                 KEMPER/CYMROT REAL ESTATE INVESTMENT FUND A, L.P.
             (Exact name of registrant as specified in its charter)



         Delaware                         0-14364              No. 77-0034849
  State or jurisdiction                (Commission           (I.R.S. Employer
     of incorporation)                 File Number)         Identification  No.)




                               120 S. LaSalle Street
                                Chicago, IL  60603
                      (Address of principal executive offices
                                including zip code)


                                  (800) 468-4881
                (Registrant's telephone number including area code)



                                     FORM 8-K
                 KEMPER/CYMROT REAL ESTATE INVESTMENT FUND A, L.P.
                         (A Delaware Limited Partnership)


  Item 2.   Acquisition or Disposition of Assets.

  On June 23, 1995 Kemper/Cymrot Real Estate Investment Fund A, L.P., a Delaware limited partnership (the "Partnership") sold the Fox Ridge Apartments (the "Property"). The Property is a 180-unit apartment complex located in Sacramento, California.

  In its efforts to maximize value for the Limited Partners, the General Partner made the decision to sell the Property at a time when multi-family sales prices have risen as a result of recent acquisition activity. The General Partner believes that the sales price negotiated was favorable for a property of this age, condition and type.
  The Property was sold to Stonesfair Financial Corporation, a California corporation (the "Buyer") for a total sales price of $6,527,500. The Buyer is an independent third party. The Buyer paid the entire sales price in cash. After combined selling and closing costs of $584,034 and payment of the non-recourse mortgage note payable and the related fees totaling $5,046,081, the Partnership received net cash proceeds of $897,385. These funds are expected to be distributed to the Partners in accordance with the terms of the Limited Partnership Agreement during 1995. The Partnership will subsequently be dissolved under the terms of the Limited Partnership Agreement. In accordance with generally accepted accounting principles, the Partnership will recognize a loss on the sale of the Property of approximately $133,000.

  The Property was subject to a non-recourse mortgage note payable (the "Note") held by Prudential Insurance Company (the "Lender"). The Note had an interest rate of 9.5% and required monthly principal and interest payments of $42,083 through the maturity date of July 15, 1996. The Note had certain prepayment penalties which were paid by the Partnership upon closing of the sales transaction. The prepayment penalties totalled $177,637.

  Item 7.   Financial Statements and Exhibits.

            (a)  Financial Statements of Business Acquired.
                 Not Applicable.

            (b)  Pro Forma Financial Information.
                 Filed as part of this report are an unaudited pro forma Balance Sheet as of March 31, 1995 and unaudited pro forma Statements of Operations for the year ended December 31, 1994 and the three months ended March 31, 1995.

            (c)  Exhibits.
                 10 Agreement to Purchase and Sell Apartment Property Fox Ridge Apartments

                 10 (a) First Amendment to Agreement to Purchase and Sell Apartment Property

                 10 (b) Second Amendment and Reinstatement of Agreement to Purchase and Sell Apartment Property






                                    SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.







                           KEMPER/CYMROT REAL ESTATE INVESTMENT FUND A, L.P.


                           By:   Kemper/Cymrot Partners, L.P.
                                 its General Partner




                           By:   Kemper Real Estate, Inc.
                                 its general partner




  Date: July 10, 1995           By:  /s/ John E. Neal
                                John E. Neal, President
                                (Principal Executive Officer)













                          Pro Forma Financial Information

  The following unaudited Pro Forma Balance Sheet as of March 31, 1995 and unaudited Pro Forma Statements of Operations for the year ended December 31, 1994 and the three months ended March 31, 1995 have been included as required by the rules and regulations of the Securities and Exchange Commission and are provided for comparative purposes only. The information does not purport to be indicative of the financial position or results of operations that would actually have resulted if the Partnership had sold the Fox Ridge Apartments on the dates assumed for purposes of preparing the pro forma information, or which may result in the future. The unaudited Pro Forma Balance Sheet and unaudited Pro Forma Statements of Operations should be read in conjunction with the historical financial statements and notes thereto included in the Partnership's 1994 Form 10-K and the first quarter 1995 Form 10-Q.


                 KEMPER/CYMROT REAL ESTATE INVESTMENT FUND A, L.P.
                              PRO FORMA BALANCE SHEET
                               AS OF MARCH 31, 1995
                                    (UNAUDITED)



  The following statement sets forth the unaudited, Pro Forma Balance Sheet of the Partnership as of March 31, 1995 as if the sale of the Fox Ridge Apartments had occurred on that date.

                                                                PRO FORMA          PRO FORMA
                                              ACTUAL           ADJUSTMENTS          RESULTS

   ASSETS

   Cash and cash equivalents                $ 2,083,712        $   970,852         $3,054,564
   Property held for sale, net                6,130,403         (6,130,403)               ---
   Other assets, net                              8,000             (8,000)               ---
                                             ----------         ----------          ---------

            Total assets                    $ 8,222,115        $(5,167,551)        $3,054,564
                                             ==========         ==========          =========



   LIABILITIES AND PARTNERS' CAPITAL

   Liabilities:
     Mortgage notes payable                 $ 4,868,972        $(4,868,972)        $      ---
     Payable to affiliates                      996,950                ---            996,950
     Accounts payable and accrued
       liabilities                               65,479            (65,479)               ---
     Resident security deposits                  57,955            (57,955)               ---
                                             ----------         ----------          ---------
            Total liabilities                 5,989,356         (4,992,406)           996,950

   Partners' capital                          2,232,759           (175,145)         2,057,614
                                             ----------         ----------          ---------

            Total liabilities and
                partners' capital           $ 8,222,115        $(5,167,551)        $3,054,564
                                             ==========         ==========          =========




                    KEMPER/CYMROT REAL ESTATE INVESTMENT FUND A, L.P.
                        PRO FORMA STATEMENTS OF OPERATIONS
                       FOR THE YEAR ENDED DECEMBER 31, 1994
                                    (UNAUDITED)



  The following statement sets forth the unaudited, Pro Forma Statements of Operations of the Partnership for the year ended December 31, 1994, as if the sale of the Fox Ridge Apartments had occurred on January 1, 1994.

                                                                  PRO FORMA        PRO FORMA
                                                ACTUAL           ADJUSTMENTS<F1>    RESULTS

   REVENUES:
      Operating income                        $2,200,186        $(1,069,767)       $1,130,419
      Interest and other income                    6,036             (1,417)            4,619
                                               ---------        -----------         ---------
                                               2,206,222         (1,071,184)        1,135,038
                                               ---------        -----------         ---------

   EXPENSES:
      Employee compensation and benefits         230,965           (103,629)          127,336
      Management and other professional fees     123,776            (54,132)           69,644
      Office supplies and equipment               11,702             (6,246)            5,456
      Administrative                              67,744            (23,818)           43,926
      Advertising and promotion                   53,924            (25,435)           28,489
      Insurance, licenses and other taxes        252,360           (116,239)          136,121
      Utilities                                  224,460            (85,991)          138,469
      Maintenance and repair                     211,906           (108,284)          103,622
      Interest                                   778,963           (481,106)          297,857
      Depreciation                               401,819           (202,421)          199,398
                                               ---------         ----------         ---------
                                               2,357,619         (1,207,301)        1,150,318
                                               ---------         ----------         ---------

        Net operating income (loss)           $ (151,397)       $   136,117        $  (15,280)
                                               =========         ==========         =========

        Limited Partners' allocable net income
         (loss) per weighted average limited
         partnership interest ($500 original
         capital contribution per interest;
         31,180 limited partnership interests
         outstanding)                         $   (4.61)        $      4.15        $    (0.46)
                                               ========          ==========         =========


     Notes:

  [FN]
  <F1>      The pro forma adjustments reflect the necessary adjustments to restate the Partnership's revenues and expenses from continuing operations for the year ended December 31, 1994, as if the sale of the Fox Ridge Apartments had occurred on January 1, 1994.

            The Pro Forma Statements of Operations do not reflect the non-recurring loss that would have been realized on the sale of the Fox Ridge Apartments.






                 KEMPER/CYMROT REAL ESTATE INVESTMENT FUND A, L.P.
                        PRO FORMA STATEMENTS OF OPERATIONS
                     FOR THE THREE MONTHS ENDED MARCH 31, 1995
                                    (UNAUDITED)



  The following statement sets forth the unaudited, Pro Forma Statements of Operations of the Partnership for the three months ended March 31, 1995, as if the sale of the Fox Ridge Apartments had occurred on January 1, 1995.

                                                                PRO FORMA         PRO FORMA
                                                ACTUAL         ADJUSTMENTS<F1>     RESULTS

   REVENUES:
      Operating income                        $ 430,218        $(270,006)         $ 160,212
      Interest income                             4,271             (604)             3,667
                                               --------         --------           --------
                                                434,489         (270,610)           163,879
                                               --------         --------           --------

   EXPENSES:
      Employee compensation and benefits         50,914          (27,003)            23,911
      Property Management and other
       professional fees                         50,096          (11,649)            38,447
      Office supplies and equipment               2,744           (1,831)               913
      Administrative                             11,452           (7,581)             3,871
      Advertising and promotion                  13,611           (8,703)             4,908
      Insurance, licenses and other taxes        74,130          (46,190)            27,940
      Utilities                                  33,177          (25,288)             7,889
      Maintenance and repair                     46,294          (28,118)            18,176
      Interest                                  155,713         (115,805)            39,908
      Depreciation                               67,090          (50,395)            16,695
      Provision for decrease in net
       realizable value                         280,000          217,612            497,612
                                               --------         --------            -------
                                                785,221         (104,951)           680,270
                                               --------         --------            -------

        Net operating loss before gain on
         sale of property                     $(350,732)       $(165,659)         $(516,391)

      Gain on sale of property<F2>            $ 196,867              ---          $ 196,867
                                               --------         --------           --------


       Net operating loss                     $(153,865)       $(165,659)         $(319,524)
                                               ========         ========           ========

      Limited Partners' allocable net
       operating loss per weighted average
       limited partnership interest ($500
       original capital contribution
       per interest; 31,180 limited partnership
       interests outstanding)
        Loss before gain on sale of property  $  (10.69)       $   (5.05)         $  (15.74)
        Gain on sale of property              $    6.00               --          $    6.00
                                               --------         --------           --------
                                              $   (4.69)       $   (5.05)         $   (9.74)
                                               ========         ========           ========

     Notes:

  [FN]
  <F1>      The pro forma adjustments reflect the necessary adjustments to restate the Partnership's revenues and expenses from continuing operations for the three months ended March 31, 1995, as if the sale of the Fox Ridge Apartments had occurred on January 1, 1995.

            The Pro Forma Statements of Operations do not reflect the non-recurring loss that would have been realized on the sale of the Fox Ridge Apartments.

  <F2>      The Pro Forma Statements of Operations reflect the non-recurring gain realized on the sale of the Silver Oaks Apartments which were sold on February 17, 1995.








                 KEMPER/CYMROT REAL ESTATE INVESTMENT FUND A, L.P.
                                 INDEX TO EXHIBITS




  Exhibit
  Number

  10        Agreement to Purchase and Sell Apartment
            Property - Fox Ridge Apartments              Attached hereto

  10 (a)    First Amendment to Agreement to Purchase
            and Sell Apartment Property                  Attached hereto

  10 (b)    Second Amendment and Reinstatement of
            Agreement to Purchase and Sell Apartment
            Property                                     Attached hereto